EXHIBIT 10.2
RESTRICTED STOCK AGREEMENT
TITAN MACHINERY INC.

    THIS AGREEMENT is made effective as of this ___ day of _________, 20__, by and between Titan Machinery Inc., a Delaware corporation (the “Company”), and _________ (“Participant”).

    W I T N E S S E T H:

    WHEREAS, the Participant on the date hereof is a non-employee director of the Company or one of its Affiliates; and

    WHEREAS, the Company wishes to grant a restricted stock award to Participant for shares of the Company’s common stock (the “Common Stock”) pursuant to the Company’s Second Amended and Restated 2014 Equity Incentive Plan (the “Plan”) and its Non-Employee Director Compensation Plan (the “Director Compensation Plan”); and

    WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock award to the Participant.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

    1.    Grant of Restricted Stock Award.

1.Pursuant to Section 11 of the Plan, and in accordance with the Director Compensation Plan, the Company hereby grants to Participant on the date set forth above (the “Grant Date”) a restricted stock award (the “Restricted Stock”) for _____ (______) shares of Common Stock subject to the terms, conditions, and restrictions set forth in this Agreement, the Plan, and the Director Compensation Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.The Company shall cause to be issued uncertificated book-entry shares, registered in the Participant’s name, representing the Restricted Stock.  These shares shall be held as restricted shares until the vesting date, be subject to an appropriate stop-transfer order and shall bear the following restrictive legend:

“The Common Shares held in book-entry are subject to forfeiture and are subject to the restrictions against transfer as contained in the Titan Machinery Inc. Second Amended and Restated 2014 Equity Incentive Plan, and a Restricted Stock Agreement between Titan Machinery Inc. and the registered owner of such shares.  Release from such restrictions, terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, copies of which are on file in the office of Titan Machinery Inc.”

    2.    Vesting of Restricted Stock.

1.Vesting Date. The shares of Restricted Stock will vest on the date of the 20__ Annual Meeting of Shareholders (the “Vesting Date”).

2.Forfeiture; Partial Vesting. Subject to and in accordance with the Director Compensation Plan and Section 2(c) below:

(1)If the Participant ceases to be a director of the Company for any reason other than death, permanent disability (as determined by the Administrator) or mandatory retirement pursuant to the Company’s Board retirement policy prior to the Vesting Date, the Participant shall immediately forfeit all unvested shares of Restricted Stock.
(2)Upon the cessation of the Participant’s service as a director of the Company due to death, permanent disability (as determined by the Administrator) or mandatory retirement pursuant to the Company’s Board retirement policy prior to the Vesting Date, the Participant shall receive pro-rated vesting of the unvested shares of Restricted Stock as described in further detail in the Director Compensation Plan.

3.The effect of a Change in Control on any shares of Restricted Stock under this Agreement will be determined in accordance with Section 15 of the Plan.
4.Issuance of Shares. Upon vesting of the Restricted Stock as provided herein, the Company will cause to be issued to Participant uncertificated book-entry shares no longer subject to the restrictions described in Section 1(b) above, but subject to such restrictions as the Company deems advisable to comply with applicable securities laws, the Plan, Section 3.b., and the Company’s Insider Trading Policy.

3.    Rights as Shareholder.

1.Voting; Dividends. The Participant shall be the record owner of the Restricted Stock during the vesting period and thereafter following vesting until the shares of Common Stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares. Notwithstanding the foregoing, any dividends payable with respect to the Restricted Stock shall vest and be payable in accordance with the terms of the Plan.

2.Limitations on Sale of Vested Stock. During the Participant’s term of service as a director of the Company, the Participant shall not sell any shares of Common Stock received under this Agreement, except as permitted by the terms of the Director Compensation Plan to cover all or part of the Participant’s tax liability arising from the granting, vesting, settlement or other taxable event resulting in an equity award being includible in the Participant’s gross income.

3.No Rights Upon Forfeiture. If the Participant forfeits any rights he/she has to unvested Restricted Stock under Section 2(b), the Participant shall, on the date of such forfeiture, no longer have any rights as a stockholder with respect to the forfeited Restricted Stock (including unpaid dividends credited to a book-entry account in accordance with the terms of the Plan).

    4.    Miscellaneous.

1.Securities Law Compliance. Participant shall not transfer, other than by will or the laws of descent and distribution, or otherwise dispose of the shares of Restricted Stock received pursuant to this Agreement until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities laws or company policy. The Participant may be required by the Company, as a condition of the effectiveness of this restricted stock award, to agree in writing that all Restricted Stock subject to this Agreement shall be held, until such time that such Restricted Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of the Company’s common stock are then listed or quoted.

2.Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company's stockholders and the Director Compensation Plan as approved by the Company’s board of directors. The terms and provisions of the Plan and the Director Compensation Plan, as each may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Director Compensation Plan, the applicable terms and provisions of the Plan or the Director Compensation Plan will govern and prevail.

3. Binding Agreement. This Agreement shall bind and inure to the benefit of the Company, its Affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement.

4.Acceptance. The Participant hereby acknowledges access to the Plan and the Director Compensation Plan. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan, the Director Compensation Plan, and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the granting, holding or vesting of the Restricted Stock or disposition of the related shares and that the Participant has been advised to consult a tax advisor prior to accepting this Agreement. The Participant, as a non-employee of the Company, is responsible for making all tax payments arising from the grant, holding, vesting or other taxable event relating to the Restricted Stock.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                        TITAN MACHINERY INC.

                        By:    ____________________________________
                            Its: ________________________________

                        __________________________________________
                        ________________, Participant

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